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                                                                     EXHIBIT 5.1

             [Letterhead of Credit Suisse First Boston (USA), Inc.]



                                               June 6, 2001

Credit Suisse First Boston (USA), Inc.
Eleven Madison Avenue
New York, New York 10010

Ladies and Gentlemen:

      I am the General Counsel of Credit Suisse First Boston (USA), Inc., a Delaware corporation (the "Company"). I refer to the filing by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (the "Registration Statement") for the registration of the sale by the Company from time to time of up to $5,000,000,000 aggregate principal amount of senior debt securities (the "Senior Debt Securities"), subordinated debt securities (the "Subordinated Debt Securities"), preferred stock, par value $0.01 per share (the "Preferred Stock"), and warrants ("Warrants") of the Company. The Senior Debt Securities, the Subordinated Debt Securities, the Preferred Stock and the Warrants are referred to herein collectively as the "Offered Securities".

      The Senior Debt Securities will be issued under a senior indenture dated as of June 1, 2001 (the "Senior Indenture") between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"), and the Subordinated Debt Securities will be issued under a subordinated indenture (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures") to be entered into between the Company and the Trustee. The Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), each to be entered into between the Company and one or more institutions identified in the applicable Warrant Agreement as warrant agent.

      I, or attorneys under my supervision, have examined the originals or copies certified or otherwise identified to my satisfaction, of the resolutions unanimously approved by the Board of Directors of the Company on May 14, 2001 and such corporate records of the Company, and such other instruments, certificates or documents as I have deemed appropriate as a basis for the opinions expressed below. In such examination, I (or such persons) have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me (or such persons) as originals, the conformity to original documents of all documents submitted to me (or such persons) as certified or photostatic copies and the authenticity of the originals of such copies.

      Based on the foregoing, and subject to the further assumptions and qualifications set forth below, I am of the opinion that:

      1. When the Senior Indenture, Subordinated Indenture and any supplemental indenture to be entered into in connection with the issuance of Senior Debt Securities or

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Subordinated Debt Securities have been executed and delivered by the Company and the Trustee, the specific terms of a particular Senior Debt Security or Subordinated Debt Security, as the case may be, have been duly authorized and established in accordance with the applicable Indenture, and such Senior Debt Security or Subordinated Debt Security, as the case may be, has been duly authorized, executed, authenticated, issued and delivered against payment therefor in accordance with the applicable Indenture and any applicable underwriting or other agreement, such Senior Debt Security or Subordinated Debt Security will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

      2. Upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company and the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designation relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered against the payment therefor in accordance with any applicable underwriting or other agreement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

      3. When the applicable Warrant Agreement has been duly executed and delivered by the Company and the warrant agent, the specific terms of a particular Warrant have been duly authorized and established in accordance with the applicable Warrant Agreement and such Warrants have been duly authorized, executed, issued and delivered against payment therefor in accordance with the applicable warrant agreement and any applicable underwriting or other agreement, all corporate action on the part of the Company will have been taken to authorize the issuance and sale of such Warrants proposed to be sold by the Company and such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

      In connection with the opinions expressed above, I have assumed that, at or prior to the time of the delivery of any such Offered Security, (a) the authorization of the Board of Directors of the Company with respect to the issuance and sale of such Offered Security shall not have been modified or rescinded; (b) the authorization of the Board of Directors of the Company with respect to the execution and delivery of the Senior Indenture, Subordinated Indenture and any supplemental indenture or the applicable Warrant Agreement, as the case may be, shall not have been modified or rescinded; (c) the Registration Statement and any amendment thereto (including post-effective amendments) shall have become effective and such effectiveness shall not have been terminated and rescinded; (d) a prospectus, prospectus supplement, pricing supplement and/or term sheet will have been filed with the Commission describing the Offered Securities being offered thereby and will comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement; (e) all Offered Securities will be issued and sold in compliance with applicable federal and state laws and in the


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manner stated in the Registration Statement and the appropriate prospectus, prospectus supplement, pricing supplement and/or term sheet; (f) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities offered or issued will have been duly authorized and validly executed and delivered by the parties thereto; and (g) the Offered Securities will be sold and delivered at the price and in accordance with the terms of such agreement and as set forth in the Registration Statement and the appropriate prospectus, prospectus supplement, pricing supplement and/or term sheet referred to therein. I have also assumed that none of the terms of any Offered Security to be established subsequent to the date hereof, nor the issuance and delivery of such Offered Security, nor the compliance by the Company with the terms of such Offered Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

      The foregoing opinions are limited to the federal laws of the United States of America, the law of the State of New York and the General Corporation Law of the State of Delaware.

      I consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, I consent to the reference to my name in the prospectus constituting a part of such Registration Statement under the heading "Legal Matters."

      This opinion is given solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without my prior written consent.

                                          Very truly yours,

                                          /s/ Joseph T. McLaughlin
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                                          Joseph T. McLaughlin






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